Exhibit 5.0

                               Law Offices
                  Elias, Matz, Tiernan & Herrick L.L.P.
                                12th Floor
                          734 15th Street, N.W.
                          Washington, D.C. 20005
                               ____________

                         Telephone (202) 347-0300
                         Facsimile (202) 347-2172
                               WWW.EMTH.COM

                            September 8, 2005

                                VIA EDGAR




Board of Directors
Willow Grove Bancorp, Inc.
Welsh and Norristown Roads
Maple Glen, Pennsylvania 19002

     Re:  Registration Statement on Form S-8
          374,793 Shares of Common Stock

Ladies and Gentlemen:

     We are special counsel to Willow Grove Bancorp, Inc., a Pennsylvania corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of shares of common stock of the Corporation, par value $.01 per share ("Common Stock"), to be issued upon exercise of options previously granted by Chester Valley Bancorp Inc. ("Chester Valley") pursuant to the Chester Valley Bancorp Inc. 1993 Stock Option Plan, as amended, and the Chester Valley Bancorp Inc. 1997 Stock Option Plan, as amended (collectively, the "Plans"), and converted into options to purchase Common Stock (the "Options") upon the completion of the acquisition of Chester Valley by the Corporation on August 31, 2005 pursuant to an Agreement and Plan of Merger, dated as of January 20, 2005, between the Corporation and Chester Valley (the "Agreement"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the
outstanding Common Stock of the Corporation.   We have been requested by the
Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement, the related prospectus for the Plans, the Articles of Incorporation and the Bylaws of the Corporation, the Plans, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the

Board of Directors
September 8, 2005
Page 2


Corporation as we have deemed applicable or relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Options;
(ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) the Options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                              By:  /s/ Hugh T. Wilkinson
                                   ------------------------------------
                                   Hugh T. Wilkinson, a Partner